================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 20, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                               RHOMBIC CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                           Suite 901, 1212 Howe Street
                       Vancouver, British Columbia V6Z 2M9
                    (Address of principal executive offices)

                                 (604) 683-4864
                              (604) 683-4814 (fax)
                          Registrant's telephone number

                         EMERALD ACQUISITION CORPORATION
                               1504 R Street, N.W.
                             Washington, D.C. 20009
                         Former name and former address


       Nevada                       0-28375                     86-0824125
  ---------------                 -----------               ------------------
  (State or other                 (Commission                (I.R.S. Employer
  jurisdiction of                 File Number)              Identification No.)
  incorporation)


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CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") dated January 18, 2000, Rhombic Corporation, ("Rhombic" or the "Company"), a Nevada corporation, acquired all the outstanding shares of common stock of Emerald Acquisition Corporation ("Emerald"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 200,000 shares of common stock of Rhombic (the "Acquisition"). As a result, Emerald became a wholly-owned subsidiary of Rhombic.

         The Acquisition was approved by the unanimous consent of the Board of Directors of Rhombic on January 18, 2000. The Acquisition was effective on January 20, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Prior to the Acquisition, Rhombic had 33,741,100 shares of common stock issued and outstanding and 33,941,100 shares issued and outstanding following the Acquisition.

         Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Rhombic became the successor issuer to Emerald for reporting purposes under the Securities Exchange Act of 1934.

         A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

         (b) The following table contains information regarding the shareholdings of Rhombic's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity which are exercisable within 60 days of this Current Report):

                                                                 Number of shares of                Percent of
                                                                 Common Stock Beneficially          Common Stock
Name                                                             Owned                              Beneficially Owned (1)
----                                                             -----                              ----------------------
R.G. Krushnisky                                                  4,375,000                          12.9%
Chief Executive Officer, Director
Suite 901, 1212 Howe Street
Vancouver, British Columbia
Canada V6Z 2M9

William Larry Owen (2)                                           3,229,500                           9.5%
President, Director
Suite 901, 1212 Howe Street
Vancouver, British Columbia,
Canada V6Z 2M9

Albert Golusin                                                     225,000                              *
Chief Financial Officer, Director
10641 North 44 Street,
Phoenix, Arizona 85028

Stanley Porayko                                                    200,000                              *
Director
P.O. Box 1765
Vegreville, Alberta
Canada T9C 1S8

Total shares owned by Directors and                              8,029,500                          23.6%
Officers of the Company (4 persons)

Durham Technology Corporation (3)                                6,000,000                          17.6%
#2, Commercial Central Square
Alofi, Niue Island
New Zealand

Rockford Technology Corporation(4)                               2,045,500                          6.08%
4873 Delta Street
Delta, British Columbia, Canada

*Less than 1%.
(1) Based upon 33,941,100 outstanding shares of common stock.

(2) Includes 229,500 shares owned by Rarerock Explorations, Ltd. a corporation controlled by Mr. Owen and who may be deemed the beneficial owner of the shares held by it.
(3) A Niue Island (New Zealand overseas territory) corporation primarily engaged in marketing of new technologies. The Rhombic shares are held in escrow and cannot be sold or hypothecated until Rhombic generates a net income of at least $.01 per share in any year. Albert Golusin and R.G. Krushnisky are each 10% shareholders of Durham Technology Corporation.
(4) Messrs. Owen and Porayko, directors of Rhombic, are two of the directors of Rockford Technology Corporation but do not own controlling interest.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

         (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Emerald and Rhombic. In evaluating the Acquisition, Emerald used criteria such as the value of assets of Rhombic, Rhombic's ability to recognize merchantability of a technology or invention, Rhombic's ability to compete in the technology transfer markets, the unique nature of Rhombic's products and developing technologies, Rhombic's current and anticipated business operations, and Rhombic's management's experience and reputation in the technology transfer market. In evaluating Emerald, Rhombic placed a primary emphasis on Emerald's status as a reporting company under Section 12(g) of the Securities Exchange Act of 1934 and Emerald's facilitation of Rhombic's becoming a reporting company under the Act.

         (b) The Company intends to strengthen its position in the technology development and transfer line of business by researching and developing its existing portfolio of acquired technologies to achieve commercial viability as well as continuing to search for innovative and commercially viable technologies throughout the world.

BUSINESS

Company

         Rhombic Corporation ("Rhombic" or the "Company"), is a development-stage company incorporated under the laws of the State of Nevada on February 26, 1987, as the predecessor company which was acquired by Rhombic Corporation on November 24, 1994. The Company is currently headquartered in Vancouver, British Columbia, Canada.

         The Company is in the development stage and its efforts, since inception, have been primarily focused on research and development of its portfolio of acquired technologies. The Company's main objective is to research and develop both its own and acquired technologies in order to make them commercially marketable and capitalize on their commercial applications. The Company contracts its development work with the University of Missouri or joint venture partners. Other non-contract development work, such as the Rhombic Explorer, is being self-funded by the Company.

         The Company has two wholly owned subsidiaries, Rockford Technology Associates, Inc. ("Rockford") and Nanophase Diamond Technologies, Inc. ("Nanophase").

         By assignment from the University of Illinois of September 5, 1995 filed with the Patent and Trademark Office, Rockford owns a patent for the Inertial Electrostatic Confinement and Neutron Monitor technology. On June 27, 1996, Rockford entered a licensing agreement with Daimler Benz Aerospace and the University of Illinois by which it is entitled to receive a long term royalty on all IEC sales throughout the world including North America and may engage in direct marketing of the technology in North America without restriction. In return, Rockford assigned to Daimler Benz Aerospace its right, title and interest to the Inertial Electrostatic Confinement technology for development and commercialization by Daimler Benz Aerospace.

         Nanophase owns the Diamond Film Forced Diffusion technology.

         As a technology transfer and development start-up company, Rhombic has limited finances and requires additional funding in order to accomplish its growth objectives and development of products and marketing of its technologies. There is no assurance that the Company will be able to secure any or all funding necessary for such growth and expansion. There is also no assurance that even if the Company obtains adequate funding to complete any contemplated acquisition, such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

         The Company intends to make future acquisitions of commercially promising technologies that fit the Company's general technology acquisition criteria. However, currently, the Company does not have a fixed source of capital to finance such acquisitions. In this respect, the Company intends to accomplish its acquisition plans by exchange of the Company stock. There is no assurance that the Company will be able to arrange for such acquisitions or as to the trading price or liquidity of the Company's common stock. Low trading price or poor liquidity of the Company's common stock may adversely affect the Company's ability to engage in future acquisitions and to accomplish its growth objectives.

Technologies

         Rhombic's current portfolio of technologies includes (1) Inertial Electrostatic Confinement and Neutron Monitor, (2) Diamond Film Forced Diffusion, (3) Nuclide Battery, (4) Diamond-reinforced Flywheel Battery, (5) Disperse Composite Material, (6) Active Engine ("Rhombic Explorer"), (7) Ultra Violet (Excimer) Lamp, and (8) FaxKey technology. All of these technologies have been acquired by Rhombic in exchange for shares of its common stock from different parties including research companies and individual inventors throughout the world. In certain cases, as part of the acquisition of the technology, the Company has agreed to pay royalty fees based on sales, when and if any such sales occur.

         These technologies are in the development phase. The Company has a license agreement for development of the Inertial Electrostatic Confinement technology but the Company is seeking joint venture partners or others to effect commercialization of its other technologies. There is no assurance that Company will be able to locate a joint venturer to develop any or all of these technologies. In addition, there is no assurance that even if a joint venture partner is found that any of these technologies will ever result in marketable or viable products.

         1. Inertial Electrostatic Confinement ("IEC"). The IEC device is a large, negatively charged grid ionizing the gas inside a spherical vacuum chamber. The positive ions produced by this plasma are attracted toward the central cathode (negative electrode). Since the grid is mostly transparent, most of the ions will pass through the grid toward the center of the device, rather than collide with the grid. At the center, many of the ions will collide with each other. If the gas consists of fusionable fuels (tritium, deuterium, helium-3), then some of the collisions will result in fusion and release of energy. Increasing the number of fusion reactions would increase the energy output of a fusion reactor, or would increase the number of valuable fusion products produced (neutrons, helium-3). Potentially the IEC device may become a source of energy. Currently, however, the IEC device does not produce as much energy as is used to operate it.

         A related device utilizing the principle described above is Neutron Monitoring detector. This device monitors the speed and frequency of passing neutrons to assess the quality of alloy. Some practical applications of this technology may include detection of impurities in high quality alloys, mineral quality analysis in coal, cement and similar industries, detection contraband at airports, bus stops, train stations, and detection of nonmetallic antipersonnel land mines.

         2. Diamond Film Forced Diffusion. Rhombic's negative type diamond technology, referred to as "Forced Diffusion," has been successfully created in a former Soviet Republic laboratory to create functional integrated circuits. This technology consists of diffusing different elements into diamond film, producing diamond with electronic properties greatly superior to those of silicon, the material currently used for computer chips. This technology allows for the exponential decrease of the space required for a computer microchip. Such diamond film is considerably more heat and radiation resistant extending the life of the electronic circuitry. Harder cutting tools and abrasives, diamond televison and computer monitor screens, sensor, bearing and radar screens are among a number of potential commercial applications of this technology.

         3. The Nuclide Battery. The nuclide battery produces energy from the breakdown of unstable isotopes of a number of basic elements such as krypton, strontium, and cesium. The battery's intended purpose is to provide a generation of constant energy for both manned and unmanned space flights.

         4. Diamond-reinforced Flywheel Battery. The diamond-reinforced flywheel battery operates on a principle of using diamond layers instead of carbon filters to increase the power density of electro-mechanical energy storage for batteries used in automobiles or other storage systems. This concept is based on the rupture stress measure for present polycrystalline diamond. An increase in storage capacity may result in the development of a satisfactory method for storing large amounts of electrical energy both for portable applications, such as automobiles and satellites, and fixed appliances, such as electric power load leveling from the individual house to the utility level.

         5. Disperse Composite Material. The manufacturing of extremely fine dispersed materials with a homogeneous interior and an additional coating which utilizes plasma processing of high efficiency. Plasma deposition consists of filling a working chamber with a plasma producing gas which is excited to plasma, and injecting of the dispersed (dusty) base material as well as the one or other components of the coating material being in the gas or vapor phase. A special application of this method and apparatus is the manufacturing of coatings which leads to a conversion of long lived radio nuclides (mostly from nuclear reactors) into stable nuclides or the elimination of plutonium by transmutation into uranium. The material added to the plasma for production the coatings (on glass or similar carrier materials) is then one or in a sequence further mentioned host metals as well as charges of the long time radio nuclides for transmutation, preferably into the surfaces or in interfaces. Applications of this technology may include semiconductor and microchip industries, as well as consumer electronics, high-tech navigational tools, etc.

         6. Active Engine ("Rhombic Explorer"). This technology consists of an Internet browser, developed by Peter Weicker, of British Columbia, Canada. The advantages of this Internet browser include automated and quick-paced Web searching. The search engine supports nested statements and boolean logical operations which will enable users to construct search statements of large size and complexity while searching the Web.

         7. Ultra Violet (Excimer) lamp. This device consists of a microwave-driven ultra violet light source and solid-state laser. This laser provides an efficient, compact and tunable solid-state laser. The laser has the capability of illumination at varying wavelengths. Excimer lamps can be used for dry cleaning and etching in the production of semiconductors. It is also suitable for effective ozone production. The shorter the wavelength, the higher the energy it can generate. Potential applications of this technology include greenhouse plant light as well as curing semiconductor wafer boards.

         8. FaxKey technology. This technology consists of a combination of hardware and software device that offers a high level of security in sending and receiving facsimile messages. By the insertion of a personal key, only the intended recipient may retrieve the faxed message.

Current Operations

         The competition in the technology proliferation and transfer market is highly intense and is based on product and technology recognition and acceptance, novelty and marketability of an invention, price, and sales expertise. The Company has placed its primary emphasis on product development, dependability and commercial viability of its acquired technologies. Management is currently determining the expenses involved to develop its existing technologies into commercial applications. To date, the Company has not generated any revenues from any of its acquired technologies and is currently operating at a loss. None of the technologies have been developed to commercialization. The Company is not able to determine an approximate date for commercialization at this time. No assurances can be given that any of the Company's technologies will ever be developed to a point of usefulness or, if developed, that any will be commercially feasible.

         For the twelve months ended December 31, 1997, the Company did not incur any development costs. The IEC technology was being developed by Daimler Benz Aerospace at no cost to the Company during the year. For the twelve months ended December 31, 1998, Daimler Benz Aerospace continued developing the IEC technology at no cost to the Company during the year. The Company spent CN$17,500 in developing the "Active Engine " technology. For the twelve months ended December 31, 1999, Daimler Benz Aerospace continued developing the IEC technology at no cost to the Company during the year. The Company spent additional CN$42,500 in developing the "Active Engine" technology. During this time, the Company paid the University of Missouri CN$124,500 and independent laboratories CN$7,700 for research and development on four applications of the "Forced Diffusion" technology.

         The Company requires additional funding to achieve its growth objectives. If the Company does not receive additional funding, it will not be able to pursue the intended marketing plan and, in such case, may not be able to successfully conduct its operations. There is no assurance that the Company will be successful in marketing any of its technologies or in generating any meaningful revenues from operations.

Marketing

         The Company's primary business focus is placed upon the commercialization of advanced technologies and commercial products resulting therefrom. The Company anticipates that microchip, computer, satellite and space industries will be the primary markets for the Company's products and technologies. The Company has limited experience in marketing of products and services in these fields and intends to rely on licensing and joint venture opportunities with multinational companies for the marketing and sale of its technologies. The Company also has little experience marketing products of a consumer nature. There is no assurance that the Company will be successful in developing a market for any of its products or that it will gain any market recognition and acceptance.

Trademarks and Patents

         The Company has spent a total of CN$35,107 in patent procurement costs for its technologies with CN$11,100, CN$11,507, and CN$12,500 spent in 1997, 1998, and 1999, respectively. The Company has filed patent applications in several jurisdictions including Canada, Japan, Korea, and the United States. Currently, through Nanophase, the Company holds a patent to the "Forced Diffusion" technology, United States Patent No. 5,597,762 granted on January 28, 1997. As part of the licensing agreement with Daimler Benz Aerospace, Rockford transferred its patent to the IEC technology. All other patent applications filed by the Company are pending approval. There is no assurance that any of these patents will be granted or if granted that the Company will be able to defend against any infringement of such patents.

Property

         As the Company is not producing any products at present, it has no lease or physical facilities commitments. The Company's executive office in Vancouver, British Columbia, Canada, is provided by Owen & Associates on a month-to-month basis. The monthly rent for this executive space is included in CN$7,500 monthly payment to Owen & Associates.

         On June 21, 1999, the Company accepted a proposal from the University of Missouri to use its laboratory facilities, technical equipment and personnel to develop selected projects using the Company's "Forced Diffusion" technology.

Employees

         The Company currently has no employees.

Litigation

         There is no current outstanding litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.

         During November 1999, Rhombic settled a two year dispute with the management of Rockford Technology Corporation ("Rockford"). Rhombic asserted that the management of Rockford was selling the shares of the Company that Rockford owned in violation of Rule 144 and were not using the proceeds for the benefit of Rockford. The dispute was settled by Rhombic purchasing 2,900,000 Rockford shares for $300,000 and taking over control of the Board of Directors of Rockford.

Description of Securities

         The Company has an authorized capitalization of 70,000,000 shares of Common Stock, $.001 par value per share, of which 33,941,100 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding. The Company has no outstanding debt.

MARKET FOR THE COMPANY'S SECURITIES

         The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933. The Company's common stock is traded on the NASD OTC Bulletin Board under the symbol NUKE. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

          Rhombic acquired all the outstanding shares of Emerald to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the Eligibility Rule for the OTC Bulletin Board.

         The following table represents the trading history of the Company common stock:

Date                Open             High                Low              Close               Volume
----                ----             ----                ---              -----               ------
May 99              0.625            0.6562              0.5938           0.6406              46,600
Jun 99              0.6562           0.7031              0.5938           0.6562              141,100
Jul 99              0.625            0.6562              0.4688           0.4844              79,100
Aug 99              0.4531           0.6406              0.4531           0.5781              67,600
Sep 99              0.6406           0.7344              0.4531           0.4688              152,100
Oct 99              0.4688           0.5156              0.4688           0.50                120,600
Nov 99              0.4844           2.0312              0.4844           1.9375              535,700
Dec 99              1.9688           4                   1.875            3.9062              495,700

Management


Name                                Age                     Title
----                                ---                     -----
R.G. Krushnisky                     39         Chairman, Chief Executive Officer and Director
William Larry Owen                  79         President, Director
Albert Golusin                      45         Chief Financial Officer, Director
Stanley Poreyko                     64         Secretary, Director

         R.G. Krushnisky, Chief Executive Officer and Director of the Company. Mr. Krushnisky served as past President of Rockford Technology Corporation which owns the Diamond Film Forced Diffusion technology. Since 1984, Mr. Krushnisky has been the President of International Laser Games, Ltd., a British Columbia, Canada, coin-operated arcade machinery business. Mr. Krushnisky is a graduate of the United States International University at San Diego with a Bachelor Science degree in Business and International Commerce.

         William Larry Owen, President of the Company. In 1963, Mr. Owen was a founder of a New World Jade Company. From 1982 to 1985, Mr. Owen was the President of International Phasor Telecom, a computer security firm. Mr. Owen received a Bachelor of Arts degree from Pepperdine University of California, and Masters of Education degree from the University of Southern California.

         Albert Golusin, Chief Financial Officer, is a Certified Public Accountant in Phoenix, Arizona. Since 1993, Mr. Golusin has been in private practice as an accounting consultant to public companies. He has also served as a controller for Glenayre Electronics, a NASDAQ company, from 1984 - 1991. From 1983 to 1984, Mr. Golusin worked for Kenneth Leventhal & Company. From 1979 to 1981, Mr Golusin worked for the international accounting firm of Grant Thornton & Company. Mr. Golusin graduated from Brigham Young University in 1978.

         Stanley Porayko, Secretary and Director of the Company, and a Director of the Company's wholly-owned subsidiary, Rockford Technology Associates. Mr. Porayko is a self-employed rancher from Alberta, Canada. He was a founder of the huge jade deposit on Ogden Mountain, British Columbia, and a director of Yugold Mines. Mr. Porayko graduated from Ryerson Institute of Technology in 1957.

Executive Compensation

         William Larry Owen, President of the Company, is compensated by Owen & Associates which has an agreement with the Company to provide office and administrative support for $7,500 a month. Mr. Owen received 3,000,000 shares of the common stock of the Company for services rendered in 1999. The 3,000,000 shares are held in escrow until the Company has received certain revenue amounts.

         Albert Golusin, Chief Financial Officer and Director of the Company, provides his services on a part-time basis and is compensated primarily with shares of the Company. In 1999, Mr. Golusin received $50,000 in cash for payment of expenses, auditing costs of the Company and compensation. In 1998, he received $10,000 in cash as compensation. Mr. Golusin received 100,000, 50,000 and 50,000 shares of common stock at deemed values of $20,000, $7,500 and $7,500 for the services rendered in 1997, 1998 and 1999, respectively.

         R.G. Krushnisky, Chairman, Chief Executive Officer and Director of the Company, provides his consulting services on a part-time basis and is compensated with shares of the Company.

         Stanley Porayko, Secretary and Director of the Company, provides his consulting services on a part-time basis and is compensated with shares of the Company. Mr. Poreyko received 100,000 shares for secretarial services rendered in 1998 at a deemed value of $15,000.

         Currently, the Company does not provide any benefits to any of its employees. There are no current plans to pay cash or stock dividends on the Company's stock.

RISK FACTORS

         The Company has no Revenues and is Currently Operating at a Loss. The Company has not received any revenues to date and is operating at a loss. The Company will need to raise additional capital through the placement of its securities or from debt or equity financing. If the Company is not able to raise such financing or obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that the Company will be able to continue to operate if additional sales of its securities cannot be generated or other sources of financing located.

         Limited History of Operations. The Company has only a limited history of operations. The Company operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a highly competitive field of technology transfer. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its products and technologies, market awareness, its ability to promptly and accurately recognize a marketable technology or invention, dependability of an advertising and recruiting network, and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

         The Company May Need Additional Financing. Future events, including the problems, delays, expenses and difficulties frequently encountered by startup companies may lead to cost increases that could make the Company's source of funds insufficient to fund the Company's proposed operations. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed.

         Trademark Protection and Proprietary Marks. The Company has obtained one patent and several pending patents and trademarks as a result of its acquisitions. There is no assurance that the Company will be able to prevent competitors from using the same or similar names, marks, concepts or appearances or that it will have the financial resources necessary to protect its marks against infringing use.

         The Company's Technologies and Inventions May become Obsolete. Patent review is usually a lengthy, tedious and expensive process that may take months or, perhaps, several years to complete. With the current rate of technology development and its proliferation throughout the world, those inventions may become commercially obsolete during or after the patent review. There is no assurance that the Company's technologies, acquired or developed, may not become obsolete and remain commercially viable.

         The Company May Fail to Obtain Patent Protection in Various Jurisdictions. The Company has filed patent applications in several jurisdictions, including Japan, Korea, and the United States. The filing process is usually a costly and time-consuming undertaking requiring proper legal counsel under the laws of the jurisdiction where patent protection is sought. There is no assurance that those patent protection filings were properly and timely made. There is also no assurance that upon review, those applications may not be rejected for lack of novelty or any other bases sufficient to reject a pending patent application in any of those jurisdictions.

         Commercial Viability of the Company's Current Technologies. The Company was organized to identify, assess, acquire and capitalize on technologies introduced and developed by scientists throughout the world. These technologies are new and in their research and development stage. Generally, it requires a substantial time and resource effort to bring be able to both recognize a commercially successful technology or invention at an early stage and conduct a successful marketing campaign to sell this technology or invention. There is no assurance that all or any of the Company's research and development efforts will result in commercially viable final products.

         The Company May Fail to Generate Sufficient Interest in Acquired Technologies. The Company must undertake substantial effort to educate the buying public, consumers and businesses, in the U.S. and worldwide, as to the Company's products and technologies. There is no assurance that the Company will be able to generate interest in and to create and maintain steady demand for its products over time.

         Reliance on Future Technology Acquisitions Strategy. The Company expects to continue to rely on technology acquisitions as a primary component of its growth strategy. It regularly engages in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that the Company will continue to be able to identify potentially successful companies that provide suitable acquisition opportunities or that the Company will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, and possible loss of key employees. There is no assurance that the acquired companies will be able to successfully integrate into the Company's existing infrastructure or to operate profitably. There is also no assurance given as to the Company's ability to obtain adequate funding to complete any contemplated acquisition or that any such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

         Possible Inability to Finance Acquisitions. In transactions in which the Company agrees to make an acquisition for cash, it will have to locate financing from third-party sources such as banks or other lending sources or it will have to raise cash through the sale of its securities. There is no assurance that such funding will be available to the Company when required to close a transaction or if available on terms acceptable to the Company.

         Technologies Involving Substantial Risk of Environmental Hazard. The Company's technologies involve a substantial risk of environmental hazard in the production processes. There is no assurance that the Company will be able to contain the environmental hazards of the production. There is also no assurance that the Company will have sufficient resources to meet the clean-up and possible litigation costs that may be involved in a case of environmental disaster.

         Loss of the Company Key Employees May Adversely Affect Growth Objectives. The Company's success in achieving its growth objectives depends upon the efforts of William Larry Owen, President of the Company, and other top Company management members. Their international experience and industry-wide contacts significantly benefit the Company. The loss of the services of any of these individuals may have a material adverse effect on the Company business, financial condition and results of operations. There is no assurance that the Company will be able to maintain and achieve its growth objectives should it lose any or all of these individuals' services.

         Failure to Attract Qualified Personnel. A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business growth is dependent upon its ability to attract and retain qualified research personnel, administrators and corporate management. There is no assurance that the Company will be able to employ a sufficient number of qualified training personnel in order to achieve its growth objectives.

         Issuance of Future Shares May Dilute Investors Share Value. The Certificate of Incorporation of the Company authorizes the issuance of 70,000,000 shares of common stock and 1,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common or preferred stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market for the Company's common stock.

         Penny Stock Regulation. The Company's common stock is deemed to be a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

         Computer Systems Redesigned for Year 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the properly functioning computer equipment which may fail because of such Year 2000 problems. The Company does not know what steps, if any, have been taken by any of its business partners in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its business partners were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the Company will continue uninterrupted.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         Successor Issuer.

         Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company has become the successor issuer to Emerald for reporting purposes under the Securities Exchange Act of 1934.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The sole officer and director of Emerald Acquisition Corporation resigned as an officer and director of Emerald effective upon completion of the Acquisition.

ITEM 7.  FINANCIAL STATEMENTS

         The financial statements for Rhombic Corporation are filed herewith.

                               RHOMBIC CORPORATION
                          (A Development Stage Company)
                           December 31, 1999 and 1998

                          INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE

REPORT OF INDEPENDENT AUDITORS                                            F-2

BALANCE SHEET AS OF DECEMBER 31, 1999                                     F-3

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
           DECEMBER 31, 1999 AND 1998                                     F-4

STATEMENTS OF STOCKHOLDERS' DEFICIT FOR THE YEARS
          ENDED DECEMBER 31, 1999 AND 1998                                F-5

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
         DECEMBER 31, 1999 AND 1998                                       F-6

NOTES TO FINANCIAL STATEMENTS                                             F-7

                         INDEPENDENT ACCOUNTANTS' REPORT


To the Stockholders and Board of Directors of Rhombic Corporation:

We have audited the accompanying consolidated balance sheet of Rhombic Corporation (a Development Stage Company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of Rhombic's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rhombic Corporation as of December 31, 1999, and the consolidated results of its operations and cash flows for each of the two years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

As disclosed in Note 1, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced material operating losses and has yet to commence significant revenue producing operations. Ultimate realization of material investments in technologies is uncertain. These and other conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.


/s/  King, Weber & Associates, P.C.
-----------------------------------
Tempe, Arizona
March 30, 2000

                               RHOMBIC CORPORATION
                           CONSOLIDATED BALANCE SHEET
                          (A Development Stage Company)
                                December 31, 1999
================================================================================

                                     ASSETS
CURRENT ASSETS:

   Cash                                                             $   557,553
   Due from related parties                                               3,793
   Receivables                                                           15,103
   Prepaid expenses                                                     200,000
                                                                    -----------

   Total Current Assets                                                 776,449
                                                                    -----------

OTHER ASSETS:

   Investments                                                          217,756
   Licensing Agreements and Technologies                              1,529,850
   Patents                                                               53,981
                                                                    -----------

Total assets                                                        $ 2,578,036
                                                                    ===========


LIABILITIES
CURRENT
   Accounts Payable                                                 $    42,400
                                                                    -----------


STOCKHOLDERS' EQUITY - NOTE 9

   Preferred stock, $.001 par value,
   1,000,000 shares authorized, none issued
Common stock, $.001 par value, 70,000,000
   shares authorized, 33,741,100 issued and
   outstanding                                                           33,741
Additional paid-in capital                                            4,580,750
(Deficit) accumulated during the development stage                   (2,078,855)
                                                                    -----------

Total stockholders' equity                                            2,535,636
                                                                    -----------

Total liabilities and stockholders' equity                          $ 2,578,036
                                                                    ===========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               RHOMBIC CORPORATION
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================

                                                                                          Cummulative from
                                                                                          November 21, 1994
                                                    For the 12 months ended                (Inception) to
                                                  1999                   1998             December 31, 1999
                                              -------------------------------------------------------------
Royalty income                                $      3,138           $      2,591           $      5,729
Interest income                                          9                      -                  1,184
                                              ------------           ------------           ------------
                                                     3,147                  2,591                  6,913

EXPENSES

Research and development expense                   189,174                  1,682                179,281
Legal & accounting                                 113,971                106,733                317,866
Transfer Agent Expenses                             11,000                  5,760                 22,655
Consulting, related party                           90,000                 90,000                307,000
Consulting                                         551,726                352,728                947,899
Other general & administrative                      88,206                 90,673                311,067
                                              ------------           ------------           ------------
   Total Expenses                                1,044,077                647,576              2,085,768


NET (LOSS)                                    $ (1,040,930)          $   (644,985)          $ (2,078,855)
                                              ============           ============           ============

NET LOSS PER SHARE:
  Basic                                       $      (0.03)          $      (0.04)
                                              ============           ============
  Diluted                                     $      (0.03)          $      (0.04)
                                              ============           ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                         29,774,607             16,367,199
                                              ============           ============
  Diluted                                       29,774,607             16,367,199
                                              ============           ============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               RHOMBIC CORPORATION
                         (A Development Stage Company)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
================================================================================

                                                                                                        (Deficit)
                                                                                                       Accumulated
                                                            Common Stock               Additional        During
                                                     ---------------------------        Paid-In        Development
                                                       Shares           Amount          Capital           Stage            Total
                                                     -------------------------------------------------------------------------------
Balance at December 31, 1997                         13,140,600      $    13,141      $ 1,023,248      $  (392,940)     $   643,449

  Shares issued in a private placement                2,665,834            2,666          397,209                           399,875
  Shares issued for services                            985,666              985          393,387                           394,372
  Acquisition of technology                             350,000              350          174,650                           175,000
  Shares issued under escrow agreement                9,000,000            9,000           (9,000)                                0
  Net loss for the year ended December 31, 1998                                                           (644,985)        (644,985)
                                                     ----------      -----------      -----------      -----------      -----------
Balance at December 31, 1998                         26,142,100           26,142        1,979,494       (1,037,925)         967,711

  Shares issued in a private placement                3,705,000            3,705          727,295                           731,000
  Fair value of options granted                                                           436,980                           436,980
  Exercise of stock options                           2,774,000            2,774          696,726                           699,500
  Shares issued for services                            280,000              280          103,745                           104,025
  Acquisition of technology                             840,000              840          636,510                           637,350
  Net loss for the year ended December 31, 1999                                                         (1,040,930)      (1,040,930)
                                                     ----------      -----------      -----------      -----------      -----------
Balance at December 31, 1999                         33,741,100      $    33,741      $ 4,580,750      $(2,078,855)     $ 2,535,636
                                                     ==========      ===========      ===========      ===========      ===========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               RHOMBIC CORPORATION
                          (A Devlopment Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOW
================================================================================

                                                                                                                  Cummulative from
                                                                                  for the years ended             November 21, 1994
                                                                                      December 31,                 (Inception) to
                                                                                1999                 1998         December 31, 1999
                                                                                ----                 ----         -----------------
OPERATING ACTIVITIES

  Net (loss) income for the period                                           $(1,040,930)        $  (644,985)        $(2,078,855)
   Adjustments to reconcile net
   cash used by operations:
       Common stock issued for services                                          104,025             394,372             600,331
       Fair value of options granted                                             436,980                   -             436,980
       (Increase) decrease  in due from related parties                           47,477            (101,921)             (3,793)
       (Increase) decrease  in accounts receivable                                (7,762)             (2,386)            (15,103)
       (Increase) decrease  in prepaid expenses                                 (200,000)                  -            (200,000)
       Increase (decrease) in accounts payable                                    21,732             (18,788)             42,400
                                                                             -----------         -----------         -----------
Net Cash (Used) by Operating Activities                                         (638,478)           (373,708)         (1,218,040)

FINANCING ACTIVITIES


  Proceeds from private placements                                               731,000             399,875           1,347,830
  Proceeds from exercise of stock options                                        699,500                   -             699,500
                                                                             -----------         -----------         -----------
     Cash provided from financing activities                                   1,430,500             399,875           2,047,330
                                                                             -----------         -----------         -----------

INVESTING ACTIVITIES

   Cost of patents                                                               (31,373)            (11,507)             53,981
   Investment in Rockford Technologies                                          (207,756)                  -             207,756
   Investment in marketable securities                                                 -             (10,000)             10,000
                                                                             -----------         -----------         -----------
      Cash used in investment activities                                        (239,129)            (21,507)            271,737
                                                                             -----------         -----------         -----------

Increase in cash                                                                 552,893               4,660             557,553
Cash at beginning of period                                                        4,660                   -                   -
                                                                             -----------         -----------         -----------
Cash at end of period                                                        $   557,553         $     4,660         $   557,553
                                                                             ===========         ===========         ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Issuance of common stock for licensing agreements                            $   438,600         $   101,250         $ 1,529,850
and technologies                                                             ===========         ===========         ===========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               RHOMBIC CORPORATION
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1999 AND 1998

Note 1 - ORGANIZATION AND BASIS OF PRESENTATION

         Rhombic Corporation (the "Company"), has acquired rights to certain technologies and intends to further develop, determine commercial applications and market these technologies. Since its inception, the Company had directed most of its efforts toward identifying and acquiring technologies, primarily from universities in the United States or entities related to those universities. The Company's primary office is located in Vancouver, British Columbia. However, the majority of the Company's assets, liabilities and expenses relate to operations in the United States.

         The Company has acquired 100% of the issued and outstanding shares of Nanophase Diamond Technologies, Inc. and Rockford Technology Associates, Inc. Theses entities had no significant operations nor any significant assets or liabilities at the time of acquisition other than specific technology rights. These entities are included in the consolidated financial statements of the Company.

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has had material operating losses and has had to rely on offerings of its common stock to obtain sufficient cash to meet its operating expenses. The Company has yet to generate substantive revenue. Also, there can be no assurances that the technologies owned by the Company will be successful or that the book value of the investments in technologies will be realized. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to determine commercial applications for technologies that it owns or has licensed. However, there can be no assurances that the Company will be able to generate profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Intellectual Property and Technologies

         Technologies have been acquired through the issuance of shares of the Company's common stock and cash. These technologies are valued at the estimated fair market value of the stock issued at the time of purchase. The value of the common stock is determined by the trading value of the shares at and near the date of the transaction less a 25% discount to that trading value due to restrictions on those securities. All stock issued in those transactions contains regulatory restrictions, and in some cases contractual restrictions, on transferability. Prior to January 1, 1998, the value of the common shares was estimated on the basis of recent private placements of the Company's common stock. Because the stock was thinly traded in those earlier years, management believed that the cash price of the shares in those offerings was a better measurement of the fair market value. Management periodically analyzes the values of the technologies for impairment. The purchase price of the technologies will be amortized over the estimated useful lives when revenue begins to be generated from these assets.

Cash and Equivalents

         The Company considers cash to be all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Stock-Based Compensation

         Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("SFAS 123") established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation. The Company periodically issues options to consultants and members of the Board of Directors. The estimated value of these options is determined in accordance with SFAS No. 123 and expensed as the granted options vest to the grantees.

Income Taxes

         The Company accounts for income taxes under the liability method pursuant to the Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Deferred taxes arise from temporary differences, due to differences between accounting methods for tax and financial statement purposes.

Loss Per Share

         Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

         Financial instruments consist primarily of cash, investments in closely held entities and obligations under accounts payable and accrued expenses. The carrying amounts of cash, accounts receivable, accounts payable notes payable and accrued expenses approximate fair value because of the short term maturity of those instruments. The Company has not determined the fair value of certain of its investments due to the lack of marketability and liquidity of those investments and the common management of one such investee.

Investments

         The Company accounts for its approximately 15% interest in Rockford Technologies, Inc. under the cost method. The Company also has a minority ownership in Peabodies Coffee, Inc. which is recorded under the cost method. The investment in Peabodies is recorded at its cost which approximates the market value on the basis of trading values at December 31, 1999.

Foreign Currency Translation

         The functional currency of the Company is the U. S. dollar. Certain of the Company's assets, liabilities and expenses are denominated in Canadian dollars. Transactions denominated in Canadian dollars are translated to U.S. dollars using an average exchange rate applicable for the month in which the transactions occur. Assets and liabilities denominated in Canadian dollars are translated to U.S. dollars at the exchange rate existing at the balance sheet date. Foreign exchange transaction gains and losses have been immaterial.

Note 3 - INTELLECTUAL PROPERTY AND TECHNOLOGIES

         The Company has entered into numerous agreements having acquired certain rights to various complex technologies which it intends to further develop, with the assistance of strategic partners, for commercial applications. Or, it may sell or license these rights and transfer the control of such to the buyer or licensee. The acquisitions of these technologies have occurred since 1997. The technologies include titles such as; Nuclear Battery, Radio Nuclide Battery, Inertial Electrostatic Confinement, Diamond Film Electromechanical Battery and Disperse Composite Material. There has yet to be proven profitable commercial applications for these technologies. The Company works with U.S. universities and their professors to further develop these technologies through funding of research projects. In most cases, the rights to the technologies were acquired from the universities, or from the professors or inventors to the extent they had rights to the technologies. The consideration given by the Company for the most part was shares of the Company's common stock. The value of the shares given was the basis for the recorded value of the purchases (Note 1).

The Company periodically analyzes the investments in these technologies for impairment. The stage in which these technologies are in make estimation of value or determination of impairment a difficult task. The Company has only one such technology for which there is a commercial strategic partner. However, there have been no substantive revenues yet generated from that arrangement. The Company has determined that there is no evidence that the book values of these technologies are impaired until it has been determined that there is no likely commercial application or one that will produce adequate cash flow to support those values. The Company believes that due to the early stage in which the technologies are developing that such a determination would not be possible at December 31,1999. The Company is funding further research and is more actively marketing or seeking strategic partners for the technologies. However, any change in estimates of impairment may have a significant effect on the financial condition and results of operations of the Company.

Note 4 - LOSS PER SHARE

         Outstanding options to purchase common stock were not considered in the calculation for diluted earnings per share for the years ended December 31, 1999 and 1998 because the effect of their inclusion would be antidilutive. A reconciliation of the numerator and denominator of the basic and diluted per share computations for the loss from continuing operations is as follows:

                                                       1999                                       1998
                                                       ----                                       ----
                                                                  Per                                         Per
                                        Loss          Shares     share             Loss          Shares      share
                                        ----          ------     -----             ----          ------      -----
Net (Loss)                           $(1,040,930)                              $(644,985)

Basic Loss Per Share

Loss available to common
stockholders                         $(1,040,930)   29,744,607    $(0.03)      $(644,985)      16,367,199   $(0.04)

Effect of dilutive securities            N/A                                     N/A

Diluted Loss Per Share                                            $(0.03)                                   $(0.04)

         Options to purchase 250,000 shares of common stock were outstanding at December 31, 1999, and were excluded from the computation of diluted loss per share because the effect of their inclusion would be anti-dilutive. There were no potentially dilutive securities outstanding at December 31, 1998.

Note 5 - INVESTMENTS

         The Company has invested in the common stock of two entities.

                                                                                       Estimated fair value
Available for sale securities               Description                      Cost      at December 31, 1999
-----------------------------               -----------                      ----      --------------------
                                     100,000 shares of Peabody's
                                     Coffee, Inc                            $  10,000           $  10,000
      Other

                                     2,900,000 shares of Rockford
                                     Technologies, Inc.                       207,756             207,756
                                                                            ---------           ---------
Totals                                                                      $ 217,756           $ 217,756
                                                                            =========           =========

         The estimated fair value of Peabodies was estimated based on the quoted trading price of the security at December 31, 1999. There was no material difference from the original cost.

         The Company acquired 2,900,000 shares of Rockford Technologies, Inc. ("Rockford") in the year ended December 31, 1999 for $207,756 as part of a legal settlement with Rockford. The 2,900,000 shares represents an approximate 15 % interest in Rockford. As part of that settlement, members of the Company's Board of Directors assumed half of the Board seats of Rockford. Rockford had no material operations in the year ended December 31,1999. The Company's management intends to assist Rockford in launching its operations. The Company will periodically review the recorded value of its investment in Rockford for impairment. The Company believes there is no impairment at December 31, 1999 of its investment in Rockford since the investment was made in November 1999 and that management believes that Rockford will commence operations in the year 2000. Accounts receivable at December 31, 1999 includes $11,862 due from Rockford.

Note 6 - RELATED PARTY TRANSACTIONS

         The Company pays fees to an entity owned by its President. The fees are paid for certain management and administrative functions performed by that entity on behalf of the Company. Fees paid to this entity were $90,000 each in the years ended December 31, 1999 and 1998. The Company also pays consulting fees to other members of its Board of Directors and officers. Fees paid to these individuals as a group were $ 47,200 and $ 18,500 during the years ended December 31, 1998 and 1999, repectively.

Note 7 - STOCK OPTIONS

         The Company issues stock options periodically to consultants and members of the Board of Directors. The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The options granted in the year ended December 31, 1999, were granted to other than employees, the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", does not apply. Accordingly, compensation cost has been recognized for the stock options granted to other than employees.

         Under the provisions of SFAS No. 123, the number of fully vested options granted of 3,144,000 options for the year ended December 31, 1999 were used to determine compensation cost. The value of options charged to expense during the year ended December 31, 1999 was $436,980.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for years ended December 31:

                                                              1999
                                                              ----
                 Dividend yield                               None
                 Volatility                                   1.60
                 Risk free interest rate                      5.75%
                 Expected asset life                         1 year

         The Board of Directors authorized the granting of 3,144,000 options during the year ended December 31, 1999. The price of the options granted pursuant to these grants is not to be less than 100 percent of the fair market value of the shares on the date of grant. The options expire one year from date of grant and are immediately vested.

         The summary of activity for the Company's stock options is presented below:

                                                                      Weighted
                                                                       Average
                                                                      Exercise
                                                        1999            Price
                                                        ----            -----
Options outstanding at beginning of year                         0         N/A
Granted                                                  3,144,000      $ 0.42
Exercised                                               (2,894,000)     $ 0.26
Terminated/Expired                                               0         N/A
Options outstanding at end of year                         250,000      $ 2.30
Options exercisable at end of year                         250,000      $ 2.30
Options available for grant at end of year                       0

Price per share of options outstanding               $1.50 - $3.00

Weighted average remaining contractual lives             10 months

Weighted Average fair value of options granted
during the year                                              $0.14

Note 8 - INCOME TAXES

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. No deferred tax liabilities existed at December 31, 1999.

         Deferred tax assets totaling $900,557 were offset by an equal valuation allowance. The valuation allowance was provided due to the uncertainty of future realization of federal and state net operating loss carryforwards that give rise to all of the deferred tax asset. The Company has federal and state net operating loss carryforwards of $2,079,000 at December 31, 1999. The deferred federal loss carryforwards expire in 2010 through 2019 and state loss carryforwards expire 2000 through 2004.

         Income taxes for years ended December 31:
                                                   1999             1998
                                                   ----             ----

         Current Benefit                        $  437,191       $  270,894
         Deferred Benefit (Provision)             (437,191)        (270,894)
                                                ----------       ----------
                  Net income tax provision      $    - 0 -       $-   - 0 -
                                                ==========       ==========

         The income tax benefit of $437,191 generated for the year ended December 31, 1999 was offset by an equal increase in the valuation allowance. The total increase in the valuation allowance for the year ended December 31, 1999 was $437,191. The income tax benefit of $270,894 generated for the year ended December 31, 1998 was offset by an equal increase in the valuation allowance. The total increase in the valuation allowance for the year ended December 31, 1998 was $270,894. The valuation allowance was increased due to uncertainties as to the Company's ability to generate sufficient taxable income to utilize the net operating loss carryforwards.

         A reconciliation for the differences between the effective and statutory income tax rates is as follows:

                                                        1999                   1998
                                                        ----                   ----
           Federal statutory rates              $(353,196)    (34)%      $(219,925)     (34)%
           State income taxes                     (83,274)    ( 8)%        (51,599)     ( 8)%
           Valuation allowance for operating
                loss carryforwards                437,274      42%         270,894       42%
                                                ---------     ---        ---------      ---
           Effective rate                       $   - 0 -       0%       $   - 0 -        0%
                                                =========     ===        =========      ===

Note 9 - STOCKHOLDERS' EQUITY

         The Company issues common stock as compensation to consultants and to acquire technologies. During the years ended December 31, 1999 and 1998 the Company issued 840,000 and 350,000 shares of its common stock respectively to acquire new technologies. The value of those transactions was determined based upon the trading value of the Company's common stock at the time of the transactions.

         In the year ended December 31, 1998, the Company entered into an agreement granting 9,000,000 shares to three of the Company's officers and directors and a consultant. The shares were placed in escrow and cannot be released to the individuals and the consultant until the Company meets certain operating milestones and profitability. The shares are presented as issued and outstanding and are included in the loss per share calculation. However, no value or cost has been associated with those shares. Expense will be recognized at the time the shares become earned and are released from escrow to the individuals and consultant.

Note 10 - CREDIT RISK AND OTHER CONCENTRATIONS

     The Company has historically relied upon cash raised in private placements of the Company's common stock for working capital. At times, the Company maintains cash balances at banks that exceed insured limits. At December 31, 1999, bank balances exceeded those limits by $ 516,000.

NOTE 11 - LEGAL SETTLEMENTS

         In the year ended December 31, 1999, the Company entered into an agreement with a plaintiff in claims filed against the Company. The Company was named as a defendant in a claim filed by Rockford Technologies, Inc. in1998. The Company filed various counter claims. The matter was being heard in the Canadian courts. The parties reached a settlement in the year ended December 31,1999. The settlement called for numerous remedies, including CD$300,000 cash payable by Rhombic to Rockford. In return, the Company received 2,900,000 shares of Rockford and it also obtained 50% of the seats on the board of directors of Rockford. The Company incurred settlement costs, including its own legal fees, of $63,310 and $98,721 in the years ended December 31, 1999 and 1998, respectively.

Note 12 - PREPAID EXPENSES

         Prepaid expenses at December 31, 1999 includes advances of $ 150,000 paid for professional fees related to the merger transaction with Emerald Acquisition Corporation (Note 14). The remaining balance was for accounting and auditing fees.

Note 13 - COMMITMENTS

         The Company's acquisition agreements for technologies generally contain requirements to pay royalties to the sellers when revenue is generated from those technologies. At December 31, 1999, the Company had no royalties payable.

         The Company periodically enters into agreements with third parties, primarily U.S. universities, to fund research projects related to its technologies. At December 31, 1999, there were no long-term commitments under such arrangements.

Note 14 - SUBSEQUENT EVENT

Pursuant to an Agreement and Plan of Reorganization dated January 18, 2000, Rhombic acquired all the outstanding shares of common stock of Emerald Acquisition Corporation ("Emerald"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 200,000 shares of common stock of Rhombic ("the Acquisition"). As a result, Emerald became a wholly-owned subsidiary of Rhombic.

Prior to the Acquisition, Rhombic had 33,741,100 shares of common stock issued and outstanding and 33,941,100 shares issued and outstanding following the Acquisition.

The Acquisition was approved by the unanimous consent of the Board of Directors of Rhombic on January 18, 2000. The Acquisition was effective on January 20, 2000. Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Rhombic elected to become the successor issuer to Emerald for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective January 20, 2000.

                                  * * * * * *

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

EXHIBITS

 2.1. Agreement and Plan of Reorganization between Rhombic Corporation and Emerald Acquisition Corporation.
*3.1.    Articles of Incorporation of Rhombic Corporation.
*3.2.    By-Laws of Rhombic Corporation.
*27.1.   Financial Data schedule.
----------
*To be filed by amendment

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                             RHOMBIC CORPORATION

                                             By_______________________________
                                               William Larry Owen
                                               President


         Date: April __, 2000